UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 24, 2021

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrants’ telephone number, including area code: (205)
969
-
3755
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Medical Properties Trust, Inc.	Emerging growth company ☐

MPT Operating Partnership, L.P.	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Medical Properties Trust, Inc.	☐

MPT Operating Partnership, L.P.	☐

Item 1.01.	Entry into a Material Definitive Agreement.
On March 24, 2021 MPT Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership and the operating partnership of Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”), completed a public offering £500,000,000 aggregate principal amount of 2.500% senior notes due 2026 (the “2026 Notes”) and £350,000,000 aggregate principal amount of 3.375% senior notes due 2030 (the “2030 Notes” and, together with the 2026 Notes, the “Notes”). The 2026 Notes are governed by the terms of an Indenture, dated as of October 10, 2013 (the “Base Indenture”), among the Company, the Issuers, certain subsidiaries of the Operating Partnership and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the Seventeenth Supplemental Indenture, dated as of March 24, 2021 (the “Seventeenth Supplemental Indenture” and, together with the Base Indenture, the “2026 Notes Indenture”) among the Issuers, the Company, the Trustee, and Elavon Financial Services DAC, as initial paying agent, registrar and transfer agent (the “Paying Agent, Registrar and Transfer Agent”). The 2030 Notes are governed by the terms of the Base Indenture, as supplemented by the Eighteenth Supplemental Indenture, dated as of March 24, 2021 (the “Eighteenth Supplemental Indenture” and, together with the Base Indenture, the “2030 Notes Indenture”) among the Issuers, the Company, the Trustee, and the Paying Agent, Registrar and Transfer Agent.
Interest on the 2026 Notes will be payable annually on March 24 of each year, commencing on March 24, 2022. The 2026 Notes will pay interest in cash at a rate of 2.500% per year and will mature on March 24, 2026. The 2026 Notes are redeemable in whole at any time or in part from time to time, at the Issuers’ option. If the 2026 Notes are redeemed prior to 30 days before maturity, the redemption price will be equal to 100% of their principal amount, plus a make-whole premium, plus accrued and unpaid interest up to, but excluding, the applicable redemption date. Within the period beginning on or after 30 days before maturity, the 2026 Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest up to, but excluding, the applicable redemption date.
Interest on the 2030 Notes will be payable annually on April 24 of each year, commencing on April 24, 2022. The 2030 Notes will pay interest in cash at a rate of 3.375% per year and will mature on April 24, 2030. The 2030 Notes are redeemable in whole at any time or in part from time to time, at the Issuers’ option. If the 2030 Notes are redeemed prior to 90 days before maturity, the redemption price will be equal to 100% of their principal amount, plus a make-whole premium, plus accrued and unpaid interest up to, but excluding, the applicable redemption date. Within the period beginning on or after 90 days before maturity, the 2030 Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest up to, but excluding, the applicable redemption date.
The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.
In the event of a Change of Control Triggering Event (as defined in the 2026 Notes Indenture and 2030 Notes Indenture), each holder of the Notes may require the Issuers to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, up to, but excluding, the date of purchase.
The 2026 Notes Indenture and the 2030 Notes Indenture restrict the Issuers’ ability and the ability of their restricted subsidiaries to, among other things: (i) incur debt; (ii) pay dividends and make distributions; (iii) create liens; (iv) enter into transactions with affiliates; and (v) merge, consolidate or transfer all or substantially all of their assets. The 2026 Notes Indenture and the 2030 Notes Indenture also require the Issuers and their restricted subsidiaries to maintain total unencumbered assets of at least 150% of their collective unsecured debt. All of these covenants are subject to a number of important limitations and exceptions under the 2026 Notes Indenture and the 2030 Notes Indenture.
The 2026 Notes Indenture and the 2030 Notes Indenture also provide for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2026 Notes and the 2030 Notes, as applicable, the failure to comply with certain covenants and agreements specified in the 2026 Notes Indenture and the 2030 Notes Indenture for a period of time after notice has been provided, the acceleration of other material indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If an Event of Default under the 2026 Notes Indenture or the 2030 Notes Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding 2026 Notes or 2030 Notes, as the case may be, may declare such Notes immediately due and payable, except that an Event of Default resulting from certain events of insolvency with respect to an Issuer will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.
The offering and sale of the Notes was made pursuant to a free writing prospectus, preliminary prospectus supplement and final prospectus supplement pursuant to the Issuers’ and the Company’s effective registration statement on Form S-3 (Registration Nos. 333-229103, 333-229103-01 and 333-229103-02), which has been filed with the Securities and Exchange Commission.

The offering closed on March 24, 2021, and generated approximately £842.0 million ($1.15 billion) in net proceeds, after deducting underwriting discounts and commissions and our estimated offering expenses. The Operating Partnership intends to use the full amount of the net proceeds, along with cash on hand, to repay amounts outstanding under an interim credit facility and the revolving credit facility portion of its U.S. credit agreement.
The foregoing is a summary description of certain terms of the 2026 Notes, 2026 Notes Indenture, 2030 Notes and 2030 Notes Indenture, and is qualified in its entirety by reference to the text of the 2026 Notes Indenture (including the form of 2026 Note included as an exhibit thereto) and the 2030 Notes Indenture (including the form of 2030 Note included as an exhibit thereto). Copies of the Base Indenture, the Seventeenth Supplemental Indenture, the 2026 Note, the Eighteenth Supplemental Indenture and the 2030 Note are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference.
The Trustee has in the past provided and may from time to time in the future provide trustee, registrar, exchange agent, paying agent and other services to the Company and the Issuers.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of October 10, 2013, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., MPT Finance Corporation, certain subsidiaries of the Operating Partnership, and Wilmington Trust, National Association, as trustee. (Incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Medical Properties Trust, Inc. and MPT Operating Partnership, L.P. filed with the Securities and Exchange Commission on October 16, 2013.)

4.2*
Seventeenth Supplemental Indenture, dated as of March 24, 2021, by and among MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent and guarantor, Wilmington Trust, National Association, as trustee, and Elavon Financial Services DAC, as initial paying agent, registrar and transfer agent

4.3*	Form of 2026 Note (included in Exhibit 4.2 above)

4.4*
Eighteenth Supplemental Indenture, dated as of March 24, 2021, by and among MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent and guarantor, Wilmington Trust, National Association, as trustee, and Elavon Financial Services DAC as initial paying agent, registrar and transfer agent

4.5*	Form of 2030 Note (included in Exhibit 4.4 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.
Date: March 2
9
, 2021